Exhibit 99.1

China BAK Announces New RMB 100 Million Term Loan Credit Facility

          SHENZHEN, China, Dec. 28 /Xinhua-PRNewswire/ -- China BAK Battery, Inc. (“China BAK” or “BAK”) (Nasdaq: CBAK), announced that on December 26, 2006 its wholly owned subsidiary, Shenzhen BAK Battery Co., Ltd. (“Shenzhen BAK”), entered into a new RMB 100 million (approximately U.S. $13 million based on December 26, 2006 exchange rates), four-year term loan credit facility with Shenzhen Branch, China Development Bank, a major player under the jurisdiction of the State Council in long-term financing for key projects and supportive construction in infrastructure and basic and pillar industries, which are vital to the development of the national economy. The facility carries an annual interest rate of 6.48%, which is equivalent to The People’s Bank of China’s benchmark rate for 3-5 year term loans.  BAK intends to use the facility for the construction of its automated prismatic cell production line.

          “This term loan from China Development Bank evidences the Chinese government’s encouragement and strong support for the development of our company and the industry.  We believe that this new RMB 100 million term loan credit facility, combined with our existing RMB 200 million term loan credit facility, provides us with sufficient capital to support our current business development needs. At this time, we have no plans to pursue an equity fund raising in fiscal 2007,” said Xiangqian Li, China BAK’s Chief Executive Officer.

          About China BAK Battery Inc.

          China BAK Battery, Inc. is one of the largest manufacturers of lithium-based battery cells in China and in the world, as measured by production output. It produces battery cells that are the principal component of rechargeable batteries commonly used in cellular phones, notebook computers, cordless power tools and portable consumer electronics, such as digital media devices, portable media players, portable audio players, portable gaming devices and personal digital assistants (or PDAs). China BAK’s 1.9 million square feet facilities are located in Shenzhen, PRC, and have been recently expanded to produce new products. China BAK is the largest manufacturer of lithium-ion battery cells for China’s cellular phone replacement battery market.

          Safe Harbor Statement

          This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All “forward-looking statements” relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: risks related to China BAK’s business and risks related to operating in China. Please refer to China BAK’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed with the U.S. Securities and Exchange Commission, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. China BAK’s actual results could differ materially from those contained in the forward-looking statements. China BAK undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

For more information, please contact:
Company Contact:
Jim Groh
Tel: +1-843-277-0024
Email: jim@BAKbattery.com

Or

Investor Relations Contact:
Crocker Coulson
Tel: +1- 646-213-1915
Email: crocker.coulson@ccgir.com

Or

Elaine Ketchmere
Tel: +1-310-477-9800, ext. 119
Email: elaine.ketchmere@ccgir.com

SOURCE  China BAK Battery, Inc.
          -0-                                                  12/28/2006
          /CONTACT:  Jim Groh of China BAK Battery, Inc., +1-843-277-0024, jim@BAKbattery.com; or Investor Relations, Crocker Coulson, +1-646-213-1915, crocker.coulson@ccgir.com, or Elaine Ketchmere, +1-310-477-9800, ext. 119, elaine.ketchmere@ccgir.com, both for China BAK Battery, Inc./
          (CBAK)